Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form F-4 of Gold Royalty Corp. of our auditors’ report dated January 6, 2022, relating to the consolidated financial statements of Ely Gold Royalties Inc. for the years ended December 31, 2020 and 2019. We also consent to the reference to us under the heading “Interests of Experts” in this Amendment No. 1 to the Registration Statement.

/s/ Smythe LLP
Chartered Professional Accountants

Vancouver, Canada
April 11, 2022